Exhibit 99.1

The Duckhorn Portfolio Closes Acquisition of Sonoma-Cutrer Vineyards.

Adds Two New Members to the Board of Directors

ST. HELENA, Calif., May 1, 2024—(BUSINESS WIRE)— The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) announced the completion, effective April 30, 2024, of its acquisition of Sonoma-Cutrer Vineyards (“Sonoma-Cutrer”), one of the largest and fastest-growing luxury Chardonnay brands in the U.S., from spirits and wine company, Brown-Forman Corporation (NYSE: BF.B) (“Brown-Forman”). The Duckhorn Portfolio has named two Brown-Forman executives to its Board of Directors, Marshall Farrer, Chief Strategic Growth Officer, and Tim Nall, Chief Global Supply Chain and Technology Officer.

The Company finalized the acquisition for the previously announced consideration of approximately $50 million of cash and the issuance of 31,531,532 shares of Company common stock to Brown-Forman.

“We are thrilled to add the acclaimed Sonoma-Cutrer winery brand to our portfolio of luxury winery brands and welcome their talented team,” said Deirdre Mahlan, President, Chief Executive Officer and Chairperson of The Duckhorn Portfolio. “The addition of these iconic and carefully curated wines to our offering broadens our reach in the luxury Chardonnay category and further cements our place as the premier pure-play producer of luxury wine in the US. We believe this acquisition will enhance our ability to deliver a full portfolio of luxury wines to the consumer, and further advance our ambition to drive consistent, profitable growth and create meaningful value for all of our stakeholders.”

Since its founding in 1973, Sonoma-Cutrer has become one of California’s best-known and fastest-growing luxury Chardonnay winery brands. This acquisition bolsters The Duckhorn Portfolio by significantly elevating the Company’s position within the Chardonnay category, the number one domestic white varietal. The brand strength and scale of this acquisition is expected to extend the Company’s reach to a broader base of consumers and trade partners, further enabling The Duckhorn Portfolio to outpace industry growth.

Key Benefits

•	The acquisition is expected to be accretive in the first full fiscal year based on expected run-rate synergies, which are now expected to exceed the Company’s initial estimate of $5 million.

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The Company anticipates additional opportunities to accelerate net sales growth as a result of Sonoma-Cutrer’s complementary placement within the existing brand and varietal architecture and relatively limited account overlap.

•	The Company expects further optimization of the grape supply and production model with the addition of 1,121 acres of estate vineyards in the Russian River Valley and Sonoma Coast appellations.

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The Company welcomes Brown-Forman, a leader in beverage alcohol with over 150 years of industry experience, as a well-respected shareholder and looks forward to the contributions of Marshall Farrer and Tim Nall as members of The Duckhorn Portfolio Board of Directors.

•	The acquisition terms allow the Company to maintain its current debt leverage ratio, affording the financial flexibility to drive future growth.

About Marshall Farrer

Marshall Farrer is the executive vice president, chief strategic growth officer for Brown-Forman. Marshall began his career at Brown-Forman in 1998, as a marketing manager in the Wine Division in California, where he held several sales and marketing management positions. In 2004, he was named vice president, chief of staff to the president of Brown-Forman’s Spirits Americas. In 2006, he was appointed as director of Latin America and the Caribbean. In 2010, he relocated to Sydney, Australia, and was named the managing director, Australia, New Zealand, and South Pacific. In 2014, he shifted to marketing as the managing director of Jack Daniel’s Tennessee Honey, leading its global expansion. Shortly after in 2015, he was promoted to senior vice president, managing director of global travel retail, and in 2018 added the responsibility of Developed Asia Pacific, including North Asia, Australia, and New Zealand. In 2020, Marshall was named president of Europe and joined the Executive Leadership Team. In addition, he became Brown-Forman’s first chief strategic growth officer in 2023 and transitioned to the role full-time in early 2024. Mr. Farrer has served on Brown-Forman’s board of directors since 2016 and is a fifth-generation Brown family shareholder. He graduated from Rollins College with a Bachelor of Arts and holds a Master of Business Administration degree from Tulane University.

About Tim Nall

Tim Nall is the executive vice president, chief global supply chain and technology officer for Brown-Forman. Since 2000, he has held positions of increasing responsibility within Brown-Forman’s Global Production group, including director of campus production operations, vice president and general manager of Brown-Forman Wines, vice president, director of technical services, and most recently, senior vice president, chief information and advanced analytics officer. Prior to Brown-Forman, he was employed by Alcoa, American Air Filters, and S.S.T.I. (Ford Motor Company/Johnson Controls joint venture). He earned a Bachelor of Science in Electrical Engineering from the University of Louisville JB Speed School of Engineering. He later earned a Master of Business Administration at University of Louisville with a concentration in operations management.

About The Duckhorn Portfolio

The Duckhorn Portfolio is North America’s premier luxury wine company, with eleven wineries, ten state-of-the-art winemaking facilities, eight tasting rooms and over 2,200 coveted acres of vineyards spanning 38 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Kosta Browne, Goldeneye, Paraduxx, Calera, Migration, Postmark, Canvasback and Greenwing. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, Oregon and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $230 across more than 15 varietals and 39 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some situations, you can identify forward-looking statements by words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. These forward-looking statements include, among others, statements about the potential market opportunity resulting from the acquisition of the Sonoma-Cutrer and associated business strategy, the Company’s ability to better address certain markets, expand its capabilities and position in the industry and extend its product offerings to better serve our customers, as well as the potential synergies and other financial benefits derived by and financial impact to the Company from the acquisition. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including: risks associated with transactions generally; the failure to consummate or delay in consummating the transaction for other reasons; the risk that a condition to closing of the transaction may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the transaction; failure to retain key management and employees of Sonoma-Cutrer; issues or delays in the successful integration of Sonoma-Cutrer’s operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; unfavorable reaction to the transaction by customers, competitors, suppliers and employees; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; and additional factors discussed in the Company’s filings with the SEC.

The forward-looking statements contained in this press release are based on management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in the Company’s 2023 10-K filed with the SEC on September 27, 2023, and the Company’s 10-Q for the quarter ended January 31, 2024, filed with the SEC on March 7, 2024, and other documents the Company may file with the SEC from time to time. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. All future written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the previous statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Contacts

Investor Contact

Ben Avenia-Tapper

IR@duckhorn.com

(707) 339-9232

Media Contact

Jessica Liddell, ICR

DuckhornPR@icrinc.com

(203) 682-8200